Exhibit 3.18(b)

Form 12

Labuan Companies Act, 1990

(Subsection 24(2)~~Section 130R~~)

Company No.

LL08035

NOTICE OF RESOLUTION

VANTAGE DRILLING LABUAN I LTD

To

Director General

Labuan Financial Services Authority

Labuan, Malaysia

At a meeting of the members of above-named company duly convened and held on the 5th day of January, in the year of 2016 the special resolution set out *below/~~in the #annexure marked with the letter “A” and signed by me for purposes of identification was~~ *duly passed/~~agreed to~~.

THAT the Company’s existing Articles of Association shall be amended by the insertion of the following new Article 3(c) which shall read as follows:-

3(c)	Notwithstanding Article 3(a) and any other provision in the Articles of Association of the Company, the Company shall not issue any non-voting equity securities or shares (other than the shares in the same category as the ordinary shares currently in issue); provided, however, that the foregoing restrictions shall (a) have no further force and effect beyond that required under Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

Dated this 6th January 2016.	For and on behalf of Island Services Limited

Secretary

*	Delete whichever is inapplicable
#	Where a copy of the resolution is annexed, the annexure is to be endorsed as follows: “This is the annexure marked “A” referred to in the notice of resolution signed by me on the ..... day of ............... in the year of ..............”

NOTE: Where a resolution is passed by a meeting of members through the participation of all members attending the meeting by telephone or other electronic means or where a resolution is passed by the consent of all members in writing or by telex, telegram etc., the meeting shall be deemed to be held at the registered office of the company.

Lodged in the office of the Labuan Financial Services Authority in Labuan by-

Name : ITMC Fiduciary Limited

Address : Tiara Labuan, Jalan Tanjung Batu,

87000 F.T. Labuan, Malaysia.

Telephone No.: 087-416518

Facsimile No.: 087-417655

For Office Use Date of Registration : Receipt No.: Checked by:

LABUAN COMPANIES ACT 1990

COMPANIES LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Vantage Drilling Labuan I Ltd.

The Labuan companies act, 1990

Company limited by shares

Memorandum of association	Exempted from stamp duty via Stamp Duty (Exemption) Order 2000 dated 17/01/2000 P.U. (A) 9 of
Vantage Drilling Labuan I Ltd.

A.	The name of the Company is Vantage Drilling Labuan I Ltd.

B.	The registered office of the Company will be situated in Labuan F.T., Malaysia.

C.	The objects for which the Company is established are:-

(1)	To carry on the primary business as an operator and provider of offshore drilling rigs and its associated services and personnel for the purpose of exploitation and exploration of oil and gas offshore and at sea in connection with the petroleum industry in the world including Malaysia as far as it is allowed under the law and regulation of Malaysia.

(2)	To undertake the primary business by tendering for and entering into contracts for the provision of offshore drilling services, including the leasing, chartering, purchase and supply of offshore drilling rigs and related equipment, machinery, designs and articles of all kinds and the necessary personnel required in the oil and gas operation and the petroleum industry in the world including Malaysia as far as it is allowed under the law and regulation of Malaysia.

(3)	To carry on the business of importers and exporters of any articles, commodities and things and do anything necessary or ancillary to the satisfactory conduct of this business.

(5)	To carry on the business as general agents for any company, firm or person of business of all descriptions.

(6)	To carry on the business and activities of management consultants and to render management, industrial, commercial, secretarial, public relations, industrial relations, and other related services to any person, firm or corporation engaged in any business, trade or activity.

(7)	To carry on the business of consulting in business, management, taxation, public relations, contracting and any similar businesses.

(8)	To act as agents and secretaries or either of them for any other company, association or persons, whatever be the business such company association or person carries on, and to carry on the business of advertising contractors and agents and any other business which may be usefully carried on in connection with such business.

(9)	To carry on the business of an investment holding company and for that purpose to acquire and hold either in the name of the company or in that of any nominee shares, stocks, debentures, debenture stocks, bonds, notes, obligations and securities issued or quaranteed by any company or any other legal entity wherever incorporated, formed or carrying on business, and debentures, debenture stocks, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world.

(10)	To invest the money of the Company in such investments, undertaking, partnerships, syndicates, joint and single ventures, public and private corporations and enterprises and in such manner as the Company may from time to time determine.

(11)	To carry on any business, other than a business which is prohibited by the Labuan Companies Act 1990 or the regulations or otherwise by any written law of Malaysia, which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

(12)	To incorporate subsidiaries and to take part in the formation, management, supervision, or control of the business of such subsidiaries and for that purpose to appoint and remunerate any Directors, accountants, or other experts or agents.

(13)	To enter into or be a party to any transaction or document.

(14)	To acquire, hold, dispose of or deal with any information or rights or property of any kind.

(15)	To acquire, hold, dispose of or deal with the whole or any part of the undertaking of any other company, association or business.

(16)	To dispose of or otherwise deal with the whole or any part of its undertaking or business.

(17)	To assume any duties, obligations or liabilities.

(18)	To acquire any rights or interests.

(19)	To provide or procure provision of any services.

(20)	To lend, borrow or raise or secure the payment of money in such manner as the Company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the Company in any way and in particular by the issue of debentures perpetual or otherwise; charged upon all or any of the company’s property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

(21)	To procure its registration or recognition in any place outside Labuan.

(22)	To create and extinguish liabilities and rights and interests.

(23)	To issue shares, debentures and options, and to take shares, debentures and options and to redeem and forfeit the same.

(24)	To employ or retain persons in and about its business or the business of any other company or person.

(25)	To give indemnities and guarantees and obtain indemnities and guarantees.

(26)	To take out insurance of all kinds whether over the property or rights of the Company or not.

(27)	To promote any other company.

(28)	To make gifts, donations and wagers that may lawfully be made, whether or not are for the purpose of advancing its business.

(29)	By way of settlement or other dealing or disposition, to give the right to a person not a member of the Company to share in the whole or any part of its gains or profits to the exclusion of its members, provided that in exercising such power no distribution of gains or profits shall be made pursuant to such settlement, disposition or other dealing which would exceed the amount properly distributed as a dividend or properly capable of being returned as capital surplus were such distribution a distribution to some or to all of the members of the Company.

(30)	From time to time to establish and create or join in the establishment and creation of trusts, settlements or funds of all kinds for the benefit of any person or persons selected by the Directors and for that purpose to execute all such documents and to do all such things a the Directors shall deem to be necessary.

(31)	To do any of the things that it may do in association with any other person and as principal or agent or as trustee or for its own benefit.

(32)	To promote any other business.

(33)	To do all such things as are incidental or conducive to the exercise of the powers of the Company.

D.	The liability of the members is limited.

E.	The share capital of the Company shall be denominated in United States Dollar with power for the Company to increase, sub-divide, consolidate or reduce its capital and to divide the shares forming the capital (original, increased or reduced) into several classes and to attach thereto respectively preferential, deferred, special or qualified rights, privileges or conditions as regards dividends, repayment of capital, voting or otherwise.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Labuan company in pursuance to this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

Vantage Holdings Malaysia I Co.

PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands	100

Company No.: 250253

Chris DeClaire
Vice President

Total number of shares taken	100

Dated this 17th day of January 2011

Witness to the above signature:

Name: Mark Howell
NRIC/Passport No. : 467208728
Address: 13919 Windwood Falls
Houston, Texas 77396
United States of America

The Labuan companies act, 1990

Company limited by shares

Articles of association	Exempted from stamp duty via Stamp Duty (Exemption) Order 2000 dated 17/01/2000 P.U. (A) 9 of
Vantage Drilling Labuan I Ltd.

INTERPRETATION

1)	Interpretation clause. In these Articles the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

WORDS	MEANINGS

Act	The Labuan Companies Act 1990 and every other Act for the time being in force concerning Labuan companies and affecting the Company.

Articles	These Articles of Association as originally framed or as altered from time to time by special resolution.

Company	Vantage Drilling Labuan I Ltd.

Office	The registered office for the time being of the Company.

Seal	The common seal of the Company.

Secretary	Any person appointed to perform the duties of the Secretary of the Company including any person appointed temporarily.

Trust company	A corporation registered as a Labuan trust company under the Labuan Financial Services and Securities Act 2010.

USD	United States Dollar or United States Dollars

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography and other modes of representing or reproducing words in a visible form.

Words importing the singular number only shall include the plural number, and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.

Subject as aforesaid, any words or expressions defined in the Act shall, unless the context otherwise requires, bear the same meanings in these Articles.

LIMITED COMPANY

2)	(a)	The right to transfer shares is restricted in the manner hereinafter prescribed.

(b)	Any invitation to the public to subscribe for any shares or debentures of the Company is prohibited except in accordance with the Act.

(c)	Any invitation to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest, is prohibited except in accordance with the Act.

(d)	All prices and values given in respect of the shares of the Company shall be in a currency other than the Malaysian currency.

SHARE CAPITAL

3)	(a)	Issue of Shares. The shares of the Company shall be issued by the Directors, subject as aforesaid, and to the provisions of the immediate following Articles, the shares shall be under the control of the Directors, who may allot and issue the same to such persons on such terms and conditions and at such times as the Directors think fit. Subject to Section 55 of the Act, any preference shares may be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

(b)	The rights conferred on all shares shall in all respects be identical and pari passu with each other.

4)	(a)	Offer to Members. Unless otherwise determined by the Company by special resolution or otherwise agreed by the holders of all the classes of shares for the time being issued, all original shares of whatsoever class for the time being unissued and not allotted and any new shares of whatsoever class from time to time to be created shall before they are issued be offered for subscription to the members in proportion, as nearly as the circumstances will admit, to the number of shares held by them respectively. Any such offer shall be made by written notice specifying the number and class of shares and the price at which the same are offered and limiting the time in accordance with Article 4(d) within which the offer if not accepted will be deemed to be declined.

(b)	If any member declines or after the expiration of such time limit under Article 4(d) hereof, any member is deemed to decline to purchase the shares offered to him under Articles 4(a) hereof or any part thereof, such shares or any balance thereof shall be offered to the other members (being those who have accepted their respective offers under Articles 4(a) hereof in full) in proportion, as nearly as the circumstances will admit, to the number of shares held between themselves respectively before the offer under Article 4(a) hereof was first made. The time limit for accepting such offer shall be the same as in Article 4(d) hereof.

(c)	In the event of any of the other members offered to them pursuant to Article 4(b) declining to purchase the shares or any balance thereof shall be offered to the remaining members (being only those who have accepted their respective offers under Articles 4(b) hereof in full) in the same apportionment as outlined in Article 4(b) hereof. This formula of apportionment of rejected shares to members (being only those who have accepted their previous respective offers in full in the same issue) shall continue so long as any shares or any balance thereof shall not be taken up by the members receiving the offer until there shall be one last member receiving the same. And the time limit for accepting each offer shall in all cases be the same as in Article 4(d) hereof or after the expiration of the time limit for the acceptance of such shares, being deemed to decline such shares the Directors may, subject to these Articles, dispose of the same in such manner as they think most beneficial to the Company. The Directors in like manner, dispose of any such new or original shares as aforesaid, which, by reason of the proportion borne by them to the number of persons entitled to such offer as aforesaid or by reason of any other difficulty in apportioning the same, cannot in the opinion of the Directors be conveniently offered in the manner hereinbefore provided.

(d)	The time limit for accepting such offer referred to in Article 4(a), 4(b) and 4(c) shall in all cases be not less than twenty-eight (28) days except in the case of a member who requires permission of his Government for accepting such offer, in which case the time limit shall be extended to six (6) months after the time specified by the Company in its notice. A member may in all cases otherwise agree to a shorter time within which to accept such offer.

5)	Commission on subscription. The company may pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company:

Provided that such commission shall not exceed 10 per cent of the price at which such shares are issued, or an amount equivalent to such percentage, and that such commission may be satisfied by the payment of cash or the allotment of fully paid shares or a combination thereof.

6)	Share certificate. Every member shall be entitled, without payment, to receive in accordance with Section 81 of the Act within two (2) months after allotment or within one (1) month after lodgement of transfer one certificate issued under the Seal for all the shares registered in his name, specifying the shares to which it relates and the amount paid up thereon; provided that in the case of joint holders the Company shall not be bound to issue more than one certificate and delivery of such certificate to any one of them shall be sufficient delivery to all. Each share certificate shall specify the number and denoting the number of the shares in respect of which it is issued.

7)	Renewal certificate. If a share certificate becomes worn out, defaced, lost or destroyed, it may be renewed on payment of such fee not exceeding USD2.00 and on such terms, if any, as to evidence and the indemnification of the out-of pocket expenses of the Company for investigating such evidence, as the Directors think fit and, in the case of defacement or wearing out, on delivery up of the old certificate.

LIEN

8)	Company to have lien on shares and dividends. The company shall have a first and paramount lien upon all shares (whether fully paid or not) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagements whether solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares.

9)	Lien may be enforced by sale of shares. The Directors may sell any shares subject to such lien at such time or times and in such manner as they think fit, but no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or a liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payments or fulfilment or discharge thereof, and giving notice of intention to sell in default, shall have been served on such member or the persons (if any) entitled by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for seven days after such notice has been served.

10)	Directors may authorise transfer and enter purchaser’s name in register. To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser and may enter the purchaser’s name in the register of members as holders of the shares, and the purchaser shall not be bound to inquire as to the application of the purchase money, nor shall his title to the shares be affected by an irregularity or invalidity in the proceedings in reference to the sale.

11)	Application of proceeds of sale. The net proceeds of any such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares prior to such sale.

12)	Members not entitled to privilege of membership until all calls paid. No member shall be entitled to receive any dividend or to exercise any privilege as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

CALLS ON SHARES

13) (a)	Directors may make calls. The Directors may, subject to the provisions of these Articles, from time to time make such calls upon the members in respect of all moneys unpaid on their shares as they think fit, provided that fourteen (14) days’ notice at least is given of each call and each member shall be liable to pay the amount of every call so made upon him to the persons, by the instalments (if any) and at the times and places appointed by the Directors.

(b)	When call deemed to have been made. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

(c)	Liability of joint holders. The joint holders of a share shall be jointly and severally liable to pay all calls and instalments in respect thereof.

(d)	Interest on unpaid call. If a call or instalment payable in respect of a share is not paid before or on the appointed date for payment thereof, the person from whom the same is due shall pay interest on the amount of the call or instalment at such rate not exceeding 10 per cent per annum as the Directors shall fix from the day appointed for payment thereof to the time of actual payment, but the Directors may waive payment of such interest wholly or in part.

(e)	Sum payable on allotment deemed to be a call. Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall, for all purposes of these Articles, be deemed to be a call duly made and payable on the date fixed for payment, and in case of non- payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all the relevant provisions of these Articles, shall apply as if such sum were a call duly made and notified as hereby provided.

(f)	Difference in calls. The Directors may, from time to time, make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.

(g)	Calls may be paid in advance. The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys due upon his shares beyond the sums actually called up thereon, and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Directors may pay or allow such interest as may be agreed between them and such member, in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up.

TRANSFER OF SHARES

14) (a)	Subject to the restrictions contained in these Articles, any member may transfer all or any of his Shares but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve, and may be under hand only, and must be left at the office or at such other place as the Directors may determine for registration, accompanied by the certificate for the Shares to be transferred and such other evidence (if any) as the Directors may require to prove the title of the intending transferor or his right to transfer the Shares.

(b)	The instrument of transfer of a Share shall be signed both by the transferor and by the transferee, and the transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the register of members in respect thereof, provided that the Directors may dispense with the signing of the instrument of transfer by the transferee in any case in which they think fit in their discretion so to do. Shares of different classes shall not be comprised in the same instrument of transfer.

(c)	The directors may decline to register any transfer of shares not being fully paid shares to a person whom they do not approve and may also decline to register any transfer of shares on which the Company has a lien.

(d)	All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

(e)	If the Directors refuse to register any transfer of a Share, they shall within one month after the date of which the transfer was lodged with the Company, send to the transferee notice of the refusal.

(f)	The registration of transfer may be suspended at such times and for such period as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

(g)	Such fee, not exceeding USD2.00 for each transfer as the Directors may from time to time determine, may be charged for registration of a transfer. There shall also be paid to the Company in respect of the registration of any Probate, Letters of Administration, Certificate of Marriage or Death, Power of Attorney or other document relating to or affecting the title to any Share or for making any entry in the Register affecting the title to any Share such fee not exceeding USD2.00 as the Directors may from time to time require or prescribe.

(h)	Renunciations. Nothing contained in these Articles shall preclude the Directors from recognising a renunciation on the allotment of any Share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

15) (a)	Transmission on death. In the case of the death of a shareholder the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any shares held by him.

(b)	Registration of executors and trustees in bankruptcy. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, subject as hereinafter provided, either be registered himself as holder of the share upon giving to the Company notice in writing of his desire to be so registered, or transfer such share to some other person. All the provisions of these Articles relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

(c)	Rights of unregistered holders and trustees. Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not be entitled in respect thereof to exercise the right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share. Should such person fail either to transfer the share or to be registered as a member in respect thereof within sixty days of being required so to do by the Directors, he shall in the case of shares which are fully paid up be deemed to have elected to be registered as a member in respect thereof and may be registered accordingly.

FORFEITURE OF SHARES

16) (a)	Directors require payment of call with interest and expenses. If any member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for the payment thereof, the Directors may at any time thereafter, during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by transmission requiring him to pay such call or instalment or such part thereof as remains unpaid, together with interest at such rate not exceeding 10 per cent per annum as the Directors shall determine, and any expenses that may have accrued by reason of such non-payment.

(b)	Notice requiring payment to contain certain particulars. The notice shall name a further day (not earlier than the expiration of seven days from the date of the notice) on or before which such call or instalment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such non-payment, are to be paid. It shall also name the place where payment is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited.

(c)	On non-compliance with notice shares forfeited on resolution of Directors. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture notwithstanding that they shall have been declared.

(d)	Notice of forfeiture to be given and entered in register of members. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the register of members opposite to the share.

(e)	Directors may annul forfeiture upon terms. Notwithstanding any such forfeiture as aforesaid the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon such terms as to payment of all calls and interest due thereon and all expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit to impose.

(f)	Directors may dispose of forfeited shares. Every share which shall be forfeited may be sold, reallotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person upon such terms and in such manner as the Directors shall think fit, and the Directors may, if necessary, authorise some person to transfer the same to such other person as aforesaid.

(g)	Former holder of forfeited shares liable for call made before forfeiture. A shareholder whose shares have been forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowances for the value of the shares at the time of forfeiture.

(h)	Consequences of forfeiture. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the share- holder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past members.

(i)	Title to forfeited share. A statutory declaration in writing that the declarant is a Director of the Company, and that a share has been duly forfeited in pursuance of these Articles, and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and a certificate of proprietorship of the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share, and (subject to the execution of any necessary transfer) such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to inquire as to the application of the purchase money (if any) nor shall his title to the share be affected by any act, omission or irregularity to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

ALTERATION OF CAPITAL

17)	Company may increase its capital. The company may from time to time by special resolution increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

18)	Company may alter its capital. The company may by special resolution -

(a)	Consolidate all or any of its share capital into shares of larger amount than its existing shares; or

(b)	Subdivide its shares or any of them into shares of a smaller amount than is fixed by the Memorandum of Association, so that, subject to the provisions of the Act, in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

(c)	Cancel any shares not taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of shares so cancelled.

Provided that any alteration of the rights of the holders of such existing class of shares shall not prejudice the existing rights of the holders of any other class of shares.

19)	Company may reduce its capital. The company may by special resolution reduce its share capital in any manner authorised and subject to any conditions prescribed by the Act.

MODIFICATION OF CLASS RIGHTS

20)	Rights of shareholders may be altered. Subject to the provisions of the Act, all or any of the rights, privileges or conditions for the time being attached or belonging to any class of shares for the time being forming part of the share capital of the Company may from time to time be modified, affected, varied, extended or surrendered in any manner with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the members of that class. To any separate meeting all the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be members of the class holding or representing in person or by proxy one third of the share capital paid or credited as paid on the issued shares of the class, and every holder of shares of the class in question shall be entitled on a poll to one vote for every such share held by him.

GENERAL MEETINGS

21) (a)	General Meetings. A general meeting shall be held once in every calendar year, at such time and place as may be determined by the Directors, but so that not more than fifteen months shall be allowed to elapse between any two such general meetings.

(b)	Ordinary and Extraordinary Meeting. The above mentioned general meetings shall be called Ordinary Meetings. All other general meetings shall be called Extraordinary Meetings.

(c)	Extraordinary Meetings. The Directors may call an Extraordinary Meeting whenever they think fit and an Extraordinary Meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by Section 95 (2) of the Act.

(d)	Notice of Meeting. Subject to the provisions of Sections 101 and 102 of the Act relating to the convening of meetings to pass special resolutions and resolutions of which special notice is required, twenty one (21) days notice at the least, specifying the place the day and the hour of meeting, and in the case of special business the general nature of such business, shall be given in the manner hereinafter mentioned to such persons as are under the provisions of these Articles entitled to receive notices of general meetings from the Company, but with the consent of all persons for the time being entitled as aforesaid, a meeting may be convened upon a shorter notice, and in such manner as such persons may approve. The accidental omission to give such notice to, or the non-receipt of such notice by any such person shall not invalidate the proceedings or any resolution passed at any such meeting.

(e)

Resolution signed by all members as effective as if passed at general meeting. Subject to the Act, a resolution in writing signed by all members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be valid and effective as if the same had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in the like form each signed by one or more members. For the purposes of this Article a cable, telegram, telex, telefax or other electronic communication sent by a member shall be deemed to be a document signed by him.

PROCEEDINGS AT GENERAL MEETINGS

22) (a)	Special business. All business shall be deemed special that is transacted at an Extraordinary Meeting, and also all that is transacted at an Ordinary Meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and Auditors, and any other documents annexed to the balance sheets, the election of Directors in the place of those retiring and the appointment and fixing of the remuneration of the Auditors.

(b)	No business to be transacted unless quorum present. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be the shareholder or shareholders present in person or by proxy. For the purposes of this Article, such shareholder or his proxy shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognise each other’s voice, and for this purpose participation shall constitute proof of recognition.

(c)	If no quorum meeting dissolved. If within half an hour from the time appointed for the holding of a general meeting, a quorum is not present, the meeting shall be dissolved.

(d)	Chairman of Board to preside at all meetings. The Chairman, if any, of the Board of Directors shall preside at every general meeting, but if there be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the members present shall choose some Director or if no Director be present, or if all the Directors present decline to take the chair, they shall choose one of the members present to be Chairman of the meeting.

(e)	Notice of adjourned meeting. The Chairman may, with the consent of any meeting at which a quorum is present and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

(f)	How resolution decided. At any general meeting a resolution put to the vote at the meeting shall be decided on a show of hands, unless before or on the declaration of the result of the show of hands a poll is demanded by at least one (1) member and unless a poll is so demanded a declaration by the Chairman that a resolution has on a show of hands been carried unanimously or by a particular majority or lost shall be conclusive and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence thereof without proof of the number or proportion of the votes recorded in favour of or against such resolution.

(g)	How poll to be taken. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken at such time and place, and in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Any business other than upon which a poll has been demanded may be proceeded with at a meeting pending the taking of the poll.

(h)	Chairman to have casting vote. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman shall be entitled to a second or casting vote.

VOTES OF MEMBERS

23) (a)	Number of votes. Subject to any rights or restrictions for the time being attached to any class or classes of shares, every member present in person or by proxy or represented by attorney shall have one vote on a show of hands and shall have one vote for each share of which he is the holder on a poll.

(b)	Split votes. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

(c)	Votes of joint holders of shares. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holder; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

(d)	Votes of lunatic member. A person of unsound mind, or in respect of whom an order has been made by a court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other legal curator and such last mentioned persons may give their votes either personally or by proxy.

(e)	Members indebted to company in respect of shares not entitled to vote. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

(f)	Instrument appointing proxy to be in writing. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation under the hand of an officer or attorney of the corporation. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. A proxy or an attorney need not be a member of the Company.

(g)	Instrument appointing a proxy to be left at the Office. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid.

(h)	Form of Proxy An instrument appointing a proxy shall be in writing in the common form or any other form approved by the Directors.

(i)	Proxy by cable, telegram, telefax or telex shall be valid. Notwithstanding the provisions of Articles 23 (f), 23 (g) and 23 (h) of this Article the appointment of a proxy shall be valid if made by cable, telegram, telefax or telex.

DIRECTORS

24) (a)	Number of Directors. The number of Directors shall be at least one (1) (1) and not more than twelve (12).

(b)	No Retirement by rotation. Directors shall not be subject to annual retirement by rotation. A resident Director who is an officer of a Trust company which made him available for the appointment may, subject to agreement between the Company and the Trust company be replaced by another officer of the Trust company at any time.

(c)	Director’s Qualification. A Director shall not be required to hold any share qualification in the Company. A Director of the Company may be a corporate person.

(d)

Alternate Directors. The respective class shareholders shall further be entitled to appoint alternates to attend and vote at any meeting of the Directors at which the Directors so appointed by them shall be unable to attend. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company but shall be entitled to receive notices of and attend all meetings of the Directors, and to vote as a Director at any such meeting at which the Director appointing him is not present, and generally in the absence of his appointor to perform all the functions of his appointor as a Director. The nomination of an alternate Director shall be valid if made by cable, telefax, telex or telegram, provided that such nomination shall be confirmed within three months from the date of such cable, telefax, telex or telegram by a written nomination complying with the abovementioned requirements, and any act done by the alternate Director nominated in such cable, telefax, telex or telegram between the date thereof and the date of the receipt within the prescribed period by the Company nominating shall be as valid and effectual as if such alternate Director had been duly appointed in the first instance, whether such written nomination shall be received by the Company within the prescribed period or not.

(e)	Director’s Remuneration. The remuneration of the Directors shall from time to time be determined by the Company in general meeting. The Directors shall also be paid such travelling, hotel and other expenses as may reasonably be incurred by them in the execution of their duties including any such expenses incurred in connection with their attendance at meetings of Directors. If by arrangement with the other Directors any Director shall perform or render any special duties or services outside his ordinary duties as a Director, the Directors may pay him special remuneration by way of salary, commission, participation in profits or otherwise as may be arranged. The remuneration or fees, if any, of a resident Director made available by the Trust company for the appointment shall be payable to the Trust company in such manner and at such times as may be agreed between the Trust company and the Company.

(f)	Director may be interested in other Companies. A Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company whether promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no remuneration or other benefits received by him as a Director or officer of, or from his interest in such other company shall constitute an interest in such other company unless the Company otherwise directs.

(g)	Directors to manage company’s business. The business of the Company shall be managed by the Directors who may pay all such expenses of and preliminary and incidental to the promotion, formation, establishment and registration of the Company as they think fit, and may exercise all such powers of the Company and do on behalf of the Company all such acts as may be exercised and done by the Company, and as are not by the Act or by these Articles required to be exercised or done by the Company in general meetings, subject nevertheless to any regulations of these Articles, to the provisions of the Act, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meetings, but no regulation made by the Company in general meetings shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

(h)	Managing director. The Directors may from time to time appoint one of the Directors to be managing director and a Director so appointed shall not, while holding that office, be subject to retirement by rotation and he shall not be taken into account in determining the rotation of retiring of Directors or the number of Directors to retire, but he shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases to hold the office of Director he shall ipso facto and immediately cease to be managing director.

(i)	Attorneys. The Directors may from time to time and at any time by power of attorney appoint any company, firm or persons or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

(j)	Directors’ borrowing powers. The Directors may borrow or raise money from time to time for the purposes of the Company or secure the payment of such sums as they may think fit, and may secure the repayment or payment of any such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures (whether at par or at a discount or premium) or otherwise as they may think fit.

(k)	Vacancies in Board. The continuing Directors may act at any time notwithstanding any vacancy in their body: Provided always that in case the Directors shall at any time be reduced in number to less than the minimum number prescribed by these Articles, it shall be lawful for them to act as Directors for the purpose of filling up vacancies in their body, or of summoning a general meeting of the Company, but not for any other purpose.

(l)	Directors to comply with Act. The Directors shall duly comply with the provisions of the Act, and particularly the provisions as to registration and keeping copies of mortgages and charges, keeping a register of members, keeping a register of Directors and secretaries and entering all necessary particulars therein, and sending a copy thereof or a notification of any changes therein to the Registrar of Companies, and sending to such Registrar of Companies an annual return under Section 109 of the Act, notices as to increase of capital, returns of allotments and contracts relating thereto, copies of resolutions and agreements and other particulars connected with the above.

(m)	Directors to cause minutes to be made. The Directors shall cause proper minutes to be made of all general meetings of the Company and also of all appointments of officers, and of the proceedings of all meetings of Directors and committees, and of the attendance thereat, and all business transacted at such meetings; and such minutes of any meeting, if purporting to be signed by the Chairman of such meeting, shall be conclusive evidence without any further proof of the facts therein stated.

25)	Directors may contract with company or hold office of profit or act professionally.

(a)	A Director may contract with and be interested in any contract or proposed contract with the Company and shall not be liable to account for any profit made by him by reason of any such contract, provided that the nature of the interest of the Director in any such contract be declared at a meeting of the Directors as required by Section 91 of the Act. No Director shall vote as a Director in respect of any contract or arrangement in which he is interested, although he shall be counted in the quorum present at the meeting, but this prohibition shall not apply to any contract or arrangement with any other company in which he is interested only as an officer or Director of that other company or as holder of shares or other securities.

(b)	A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

(c)	A Director may act by himself or his firm in any professional capacity for the Company (except as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

DISQUALIFICATION OF DIRECTORS

26)	Office of Directors vacated in certain cases. Subject as herein otherwise provided or to the terms of any subsisting agreement, the office of a Director shall be vacated:-

(a)	If a receiving order is made against him or he makes any arrangement or composition with his creditors.

(b)	If he is prohibited from being a Director by reason of any order made under any provision of the Act.

(c)	If he is found lunatic or becomes of unsound mind.

(d)	If he shall be requested to vacate office by all the other Directors, and they pass a resolution that he has been so requested and by reason thereof has vacated his office.

(e)	If he resigns his office by notice in writing to the Company.

APPOINTMENT AND REMOVAL OF DIRECTORS

27) (a)	Number of Directors may be increased or reduced. The company may from time to time by special resolution increase or reduce the maximum number of Directors specified in Article 24(a).

(b)	Appointment. The Directors shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these Articles.

(c)	Removal. The company may by ordinary resolution remove any Director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.

PROCEEDINGS OF DIRECTORS

28) (a)	Director may call meeting of Directors. A Director may and the Secretary shall, on the requisition of a Director at any time summon a meeting of the Directors.

(b)	Meeting of Directors. The Directors may meet together for the despatch of business adjourn, and otherwise regulate their meetings, as they think fit. The quorum necessary for the transaction of business shall be one (1). All matters arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote.

(c)	Chairman of the Board. The Directors may from time to time appoint one of the Directors to be Chairman of the Board and from time to time remove such Chairman. If at any meeting the Chairman be not present within thirty (30) minutes after the time appointed for holding the same, the Directors present shall choose some one of their members to be Chairman of such meeting.

(d)	Directors may delegate their powers. The Directors may delegate any of their powers to committees consisting of such member or members and/or such other person or persons as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

(e)	Chairman to Committee. A committee may elect a Chairman of its meetings. If no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the committee members present may choose one of them to be Chairman of the meeting.

(f)	Meeting of Committees. A committee may meet and adjourn as its members think proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present, and in case of an equality of votes, the Chairman shall have a second or casting vote.

(g)	All acts by Directors to be valid. All acts done bona fide by any meeting of Directors, or by a committee of Directors, or by any person acting as a Director shall notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

(h)	Resolution signed by Directors to be valid. A resolution in writing signed by all the Directors shall be as effective for all purposes as a resolution passed at a meeting of the Directors duly convened, held and constituted. Any such resolution may be contained in one or more documents signed by one or more of the Directors or their respective alternates and for the purposes of this Article, a cable, telegram, telefax or telex sent by a Director shall be deemed to be a document in writing signed by him provided that such cable, telegram, telefax or telex is confirmed in writing within three (3) weeks of the date of such cable, telegram, telefax or telex.

(i)	For the purposes of this Article, a Director shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other and recognise each other’s voice, and for this purpose participation shall constitute proof of recognition. Participation in a meeting by telephone or other electronic means shall constitute presence in person at such meeting at the physical location designated by the Directors to be the location of the meeting (which, in the absence of designation, shall be deemed to be in Labuan).

SECRETARY

29)	A Secretary or secretaries shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them. Where there are two or more secretaries, at least one of them shall be a resident secretary who shall be an officer of a Trust company and made available for the appointment by the said Trust company. The company shall pay the resident secretary’s salary as fixed and in such manner as agreed between the Company and the Trust company which made him available for such appointment. The first secretary of the Company shall be ISLAND SERVICES LIMITED that shall be the corporate secretary of the Company.

THE SEAL

30)	Seal to be affixed by authority of resolution of Board and in the presence of one Director or the Secretary. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors, and in the presence of one Director or the Secretary or such other person as the Directors may appoint for the purpose and that Director or the Secretary or other person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence, and in favour of any person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.

DIVIDENDS AND RESERVES

31) (a)	Subject to any preferential or other special rights for the time being attached to any special class of shares, the profits, of the Company which it shall from time to time determine to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up or credited as paid up thereon respectively otherwise than in advance of calls.

(b)	Declaration of dividends. Subject to the provisions of the Act, the Directors at a General Meeting may from time to time declare dividends, but no such dividend shall be payable except out of the profits of the Company. The Directors may, if they think fit, from time to time declare and pay to the members such interim dividends as appear to them to be justified by the position of the Company, and may also from time to time, if in their opinion such payment is so justified, pay any preferential dividends which by the terms of issue of any shares are made payable on fixed dates. No higher dividend shall be paid than is recommended by the Directors, and the declaration of the Directors as to the amount of the net profits shall be conclusive.

(c)	Directors may form reserve fund. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves, which shall at the discretion of the Directors be applicable for meeting contingencies, or for repairing or maintaining any works connected with the business of the Company, or for equalising dividends, or for distribution by way of special dividend or bonus, or which may be applied for such other purposes for which the profits of the Company may lawfully be applied as the Directors may think expedient in the interests of the Company, and pending such application the Directors may employ the sums from time to time so set apart as aforesaid in the business of the Company. The Directors may also from time to time carry forward such sums as they may deem expedient in the interests of the Company.

(d)	Dividend warrants to be posted to members. Every dividend warrant may, unless otherwise directed, be sent by post to the last registered address of the member entitled thereto, and the receipt of the person whose name at the date of the declaration of the dividend appears on the register of members as the owner of any share or, in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company for all payments made in respect of such share. No unpaid dividend or interest shall bear interest as against the Company.

CAPITALISATION OF PROFITS

32)	Company may capitalise reserves and undivided profits. The company in general meetings may at any time and from time to time pass a special resolution that any sum not required for the payment or provision of any fixed preferential dividend, and (A) for the time being standing to the credit of any reserve of the Company including premiums received on the issue of any shares or debentures of the Company, or (B) being undivided net profits in the hands of the Company, be capitalised, and that such sum be appropriated as capital to and amongst the shareholders in the proportions in which they would have been entitled thereto if the same had been distributed by way of dividend on the shares, and in such manner as the resolution may direct, and such resolution shall be effective, and the Directors shall in accordance with such resolution apply such sum in paying up in full any unissued shares or debentures of the Company on behalf of the shareholders aforesaid, and appropriate such shares or debentures and distribute the same credited as fully paid up to and amongst such shareholders in the proportions aforesaid in satisfaction of the shares and interests of such shareholders in the said capitalised sum or shall apply such sum or any part thereof on behalf of the shareholders aforesaid in paying up the whole or part of any uncalled balance which shall for the time being be unpaid in respect of any issued shares held by such shareholders or otherwise deal with such sum as directed by such resolution. Where any difficulty arises in respect of any such distribution, the Directors may settle the same as they think expedient, and in particular they may issue fractional certificates, fix the value for distribution of any fully paid-up shares or debentures, make cash payments to any shareholders on the footing of the value so fixed in order to adjust rights, and vest any such shares or debentures in trustees upon such trust for the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors. When deemed requisite a proper contract for the allotment and acceptance of any shares to be distributed as aforesaid shall be delivered to the Registrar of Companies for registration in accordance with Section 43 of the Act and the Directors may appoint any person to sign such contract on behalf of the person entitled to share in the appropriation and distribution and such appointment shall be effective.

ACCOUNTS

33)	Accounts and books to be kept. The Directors shall cause proper accounts to be kept:-

(a)	Of the assets and liabilities of the Company.

(b)	Of all sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditure take place.

(c)	Of all sales and purchases by the Company.

The accounting and other records shall be kept at the registered office or at such other place in Labuan as the Directors shall think fit, and shall always be open to the inspection of the Directors.

34)	Inspection by members. The Directors shall from time to time determine whether in any particular case or class of cases, or generally, and to what extent and at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them shall be open to the inspection of members, and no member (not being a Director) shall have rights of inspecting any account or book or document of the Company, except as conferred by the Act or authorised by the Directors or by a resolution of the Company in general meeting.

NOTICE

35) (a)	Service of Notice. A notice or any other document may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address as appearing in the register of members.

(b)	Service on joint holders of shares. All notices directed to be given to the members shall with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the register of members and any notice so given shall be sufficient notice to all the holders of such share.

(c)	Notices in case of death or bankruptcy. A notice may be given by the Company to the persons entitled to any share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives or trustees of such deceased or bankrupt member, at the address (if any) supplied for the purpose by such person as aforesaid, or (until such an address has been supplied) by giving the notice in the manner in which the same would have been given if the death or bankruptcy had not occurred.

(d)	When service deemed effected. Any notice or other document, if served or sent by post, shall be deemed to have been served or delivered at the time when the letter containing the same is put into the post, and in proving such service or sending, it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and put into the post office as a prepaid letter.

36)	Accounts to be laid before company. Once at least in every year the Directors shall lay before the Company in a general meeting the audited or unaudited accounts of the Company for the period since the preceding account or (in the case of the first account) since the incorporation of the Company, made up to a date not more than nine months before such meeting. A copy of every audited or unaudited accounts which are to be laid before the Company in such general meeting accompanied by the Auditor’s report (if applicable) shall be sent to all members of the Company not less than seven (7) days before the date of such meeting.

INDEMNITY

37)	Directors and officers entitled to indemnity. Subject to the provisions of the Act, every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer shall be liable for any liabilities incurred by the Company in the execution of the duties of his office or in relation thereto.

LODGEMENT

38)	Every document required or permitted to be lodged or filed with the Registrar under the provisions of the Act shall be lodged or filed through a Trust company.

Names, address and NRIC No. of subscribers	Signature and description of subscribers

Vantage Holdings Malaysia I Co.	Cayman Islands Corporation

PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands

Company No.: 250253

Chris DeClaire
Vice President
Dated this 17th day of January 2011

Witness to the above signature:

Name: Mark Howell
NRIC/Passport No.: 467208728
Address: 13919 Windwood Falls
Houston, Texas 77396
United States of America

COMPANY NO: LL08035

LABUAN COMPANIES ACT 1990

MEMORANDUM AND ARTICLES OF ASSOCIATION

Lodged by:

ITMC Fiduciary Limited

Tiara Labuan

Jalan Tanjung Batu

87000 F.T. Labuan

Malaysia

Tel: 087 416 518

Fax: 087 417 655

Lodged in the office of Labuan Financial Services Authority,

F. T. Labuan.